Exhibit 9

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of December       , 2009, by and between ADVANCED MINERAL TECHNOLOGIES, Inc., a Nevada corporation (the “Company”), and the subscribers listed on Schedule I hereto (the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase (such sale and purchase, the “Offering”) for a purchase price equal to the principal amount thereof (the “Purchase Price”) (i) a minimum of $300,000 (the “Minimum Purchase Price”) and a maximum of $1,000,000 (the “Maximum Purchase Price”) aggregate principal amount (“Principal Amount”) of Senior Secured Convertible Notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, which Notes shall be convertible into the Company’s Class B non-voting common shares, $0.0001 par value per share (the “Class B Common Stock” and, together with the Company’s Class A voting common shares, $0.0001 par value per share, the “Common Stock”), at a per share conversion price as set forth in the Notes (“Conversion Price”); and (ii) share purchase warrants (the “Warrants”) in the form attached hereto as Exhibit B, to purchase shares of the Company’s Common Stock (the “Warrant Shares”).  The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”; and

WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow by                                                          (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.             Closing Date.   The “Closing Date” shall be the date that all conditions to closing set forth in this Agreement (including deposit of the Minimum Purchase Price to or for the benefit of the Company in immediately available funds) are satisfied or waived.  The consummation of the transactions contemplated herein shall take place at the offices of                                                                                                as otherwise agreed to by the parties.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, Subscribers shall purchase and the Company shall sell to Subscribers the Notes and Warrants as described in Section 2 of this Agreement.

2.             Notes and Warrants.

(a)           Notes.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to the Subscriber a Note in the Principal Amount designated on Schedule I hereto for such Subscriber’s Purchase Price indicated thereon.  The Company shall amend Schedule I from time to time to reflect information for new subscriptions in the Offering.

(b)           Warrants.  On the Closing Date, the Company will issue and deliver the Warrants to the Subscribers.  Each Subscriber shall receive Warrants having an aggregate Exercise Price equal to the Principal Amount of Notes purchased by such Subscriber.  The exercise price to acquire each Warrant Share upon exercise of a Warrant shall initially be equal to $2.00, subject to adjustment as described in the Warrants.  The Warrants shall be exercisable until five (5) years after the initial Closing Date of the Offering.

(c)           Allocation of Purchase Price.   The Purchase Price will be allocated among the components of the Securities so that each component of the Securities will be fully paid and non-assessable.

(d)           Distribution of Purchase Price.  Notwithstanding anything to the contrary contained in this Agreement or otherwise, pursuant to the terms of the Escrow Agreement], on the Closing Date the Escrow Agent shall deliver to the Company the Purchase Price for the Securities purchased on such Closing Date, less payment of reasonable legal, placement and finders fees associated with the Offering.

3.             Security Interest.   The holders of Notes (the “Secured Parties”) will be granted a security interest in certain assets of the Company and Subsidiaries (as defined in Section 5(a) of this Agreement), which security interest will be memorialized in a “Security Agreement,” a form of which is annexed hereto as Exhibit D.   The Company will execute such other agreements, documents and financing statements reasonably requested by the Secured Parties, which will be filed at the Company’s expense with the jurisdictions, states and counties designated by the Secured Parties.

4.             Subscriber Representations and Warranties.  Each of the Subscribers hereby represents and warrants to and agrees with the Company that:

(a)           Organization and Standing of the Subscriber.  The Subscriber is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)           Authorization and Power.  Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Note and Warrant being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action, and no further consent or authorization of Subscriber or its Board of

Directors, Managers, partners, officers, stockholders or members, if applicable, is required.  This Agreement and each of the other Transaction Documents to be executed by Subscriber has been duly authorized, executed and delivered and constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by Subscriber of the transactions contemplated hereby and thereby or relating hereto and thereto do not and will not (i) result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which Subscriber is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber’s performance of this Agreement and the other Transaction Documents).  Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof and thereof, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Information on Company.   Subscriber has been furnished with or has had access to and may have received in writing from the Company such other information concerning its operations, financial condition and other matters as Subscriber has requested in writing, identified thereon as “REPORTS” or OTHER WRITTEN INFORMATION (such other information is collectively, the “Reports” or “Other Written Information”), and considered all factors Subscriber deems material in deciding on the advisability of investing in the Securities.  The Subscriber confirms that no oral or written representations or warranties have been made to the Subscriber by the Company or any of its officers, employees, agents, sub-agents, affiliates, advisors or subsidiaries, other than any representations of the Company contained in this Agreement, and in subscribing for Notes and Warrants, the Subscriber is not relying upon any representations other than those contained herein.

(e)           Information on Subscriber.   Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States privately-held companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the Signature Page and Schedule I hereto regarding Subscriber is accurate.  The Subscriber is not relying on the Company or any of the Company’s employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in its investment in the Offering.

(f)            Purchase of Notes and Warrants.  On the Closing Date, Subscriber will purchase its Note and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)           Compliance with Securities Act.   Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(h)           Conversion Shares and Warrant Shares Legend.  The Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

(i)            Notes and Warrants Legend.  The Notes and Warrants shall bear the following or similar legend:

“NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON [CONVERSION —or- EXERCISE THEREOF] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES

LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

(j)            Communication of Offer.  The offer to sell the Securities was directly communicated to Subscriber by the Company.  At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)           No Governmental Review.  Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)            Placement Agents.  The Subscriber acknowledges that the Company may engage one or more placement agents or finders in connection with the Offering, and that such placement agents or finders may receive (i) a cash fee in an amount up to 10% of the Purchase Price of Notes and Warrants placed by such person in the Offering and (ii) warrants (“Placement Warrants”) to purchase a number of shares of Common Stock equal to up to 10% of the aggregate number of Conversion Shares and Warrant Shares underlying the Notes and Warrants placed by such person in the Offering.  The Subscriber acknowledges that any Placement Warrants shall have substantially the same terms as the Warrants sold in the Offering.  The Subscriber further acknowledges that the Company has engaged a finder or finders with respect to the Offering and that such finders will receive, in the aggregate, two and one-half percent (2.5%) of the Purchase Price of all Notes and Warrants sold in the Offering.  The Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(m)          No Subscription Until Accepted.  This Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any subscription, in whole or in part, for any reason and/or to withdraw the Offering at any time.

(n)           Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(o)           Survival.  The foregoing representations and warranties of the Subscriber shall survive the Closing Date.

5.             Company Representations and Warranties.  The Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s ownership interest therein is set forth on Schedule 5(a).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement, the Notes, Warrants, Security Agreement, the Escrow Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Securities, and adjusted to reflect the Planned Split) are set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock.

(e)           No Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its Affiliates, or of the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents.

(f)            No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other Transaction Documents entered into by the Company will:

(i)            violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of Subscribers as described herein; or

(g)           The Securities.  The Securities upon issuance:

(i)            are, or will be, free and clear of any security interests, liens, claims or other encumbrances (other than any arising out of Subscriber’s ownership of such Securities), subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly authorized and on the dates of issuance of the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, such Conversion Shares and Warrant Shares will be validly issued, fully paid and non-assessable;

(iii)          will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(iv)          will not subject the holders thereof to personal liability by reason of being such holders.

(h)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed on Schedule 5(h), there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)            No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)            Information Concerning Company.  Any Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)           Defaults.  The Company is not in violation of its articles of incorporation or bylaws.   Except as set forth in Schedule 5(k), the Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(l)            No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.  No prior offering will impair the exemptions relied upon in this

Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(m)          No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(n)           Investment Company.   Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(p)           No Brokers.  Other than placement agents and finders receiving compensation as described in Section 4(l), the Company has not agreed to provide any party with fees, commissions, credit enhancement fees, due diligence fees, lead investor fees, or similar payments in connection with the Offering.

(q)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(r)            Survival.  The foregoing representations and warranties of the Company shall survive the Closing Date.

6.             Regulation D Offering.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

7.             Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows, provided the Company or any successor has a class of securities that is or becomes registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is required to file reports under Section 15(d) of the Exchange Act, with respect to (a) — (c), (e) and (f) below:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 7(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscribers.

(b)           Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock may be quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain the same so long as any Notes and Warrants are outstanding.  The Company will provide Subscribers with copies of any notices it receives notifying the Company of the threatened or actual delisting of the Common Stock from any principal trading exchange or market for the Common Stock at any time (the “Principal Market”).  As of the date of this Agreement, the Company has no Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the Commission, any Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)           Use of Proceeds.   The proceeds of the Offering will be employed by the Company for expenses of the Offering and general working capital.  Except as described on Schedule 7(d), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date.  For so long as any Note is outstanding, the Company will not prepay any financing related debt obligations, except equipment payments, nor redeem any equity instruments of the Company without the prior consent of the Subscribers.

(e)           Reservation.   For so long as any Notes or Warrants remain outstanding, the Company shall reserve out of its authorized but unissued shares of Common Stock,

a sufficient number of shares to accommodate the conversion and exercise of all Notes and Warrants outstanding at such time.

(f)            Taxes.  From the date of this Agreement and for so long as any Notes or Warrants remain outstanding, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(g)           Non-Public Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf will, at any time while the Company’s Common Stock is publicly traded, provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to accept such information.  The Company understands and confirms that Subscribers may be relying on the foregoing covenant in effecting transactions in securities of the Company.

(h)           Negative Covenants.   So long as a Note is outstanding, without the consent of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)            create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for:  (A) Liens securing Obligations (as defined in the Security Agreement), and (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property; (g) Liens that are expressly subordinate to the Liens securing the Obligations; and (h) Liens set forth on Schedule 7(h) (each of (a) through (h), a “Permitted Lien”);

(ii)           amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers (an increase in the amount of authorized shares and an increase in the number of directors will not be deemed adverse to the rights of the Subscribers);

(iii)          repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)          engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary, or fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company; or

(v)           prepay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations (except with respect to vendor obligations, or any such obligations which in management’s good faith, reasonable judgment must be repaid to avoid disruption of the Company’s businesses).

(i)            Seniority.   Except for Permitted Liens, until the Notes are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Notes in or to such assets or payment, nor issue or incur any debt not in the ordinary course of business.

(j)            Notices.   For so long as the Subscribers hold any Securities, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(k)           Transactions With Insiders.  So long as the Notes are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below) (or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual (any such action an “Insider Transaction”), unless (i) such Insider Transaction is on terms that are not materially less favorable to the Company than those that could have been obtained in a comparable transaction by the Company with an unrelated party and (ii) the Company delivers to the Subscribers, with respect to any Insider Transaction or series of related Insider Transactions involving aggregate payments or consideration in excess of $100,000, a resolution of the Board of Directors certifying that such Insider Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the independent members of the Board of Directors.  “Affiliate” for purposes of this Section 7(k) means, with respect to any person or entity, another person or entity that, directly or indirectly, (w) has a ten percent (10%) or more equity interest in that person or entity, (x) has ten percent (10%) or more common ownership with that person or entity, (y) controls that person or entity, or (z) shares common control with that person or entity.  “Control” or “Controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.  For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

8.             Indemnification.

(a)           The Company will indemnify and hold harmless the Subscriber and, where applicable, its directors, managers, members, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) (a “Loss”) arising out of or based upon any representation or warranty of the Company contained herein or in any of the other Transaction Documents being untrue in any material respect or any breach or failure by the Company to comply with any covenant or agreement made by the Company to the Subscriber herein or in any of the other Transaction Documents.

(b)           Each Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors, affiliates and shareholders, and each other person, if any, who controls any of the foregoing from and against any and all Loss arising out of or based upon any representation or warranty of such Subscriber contained herein or in any document furnished by such Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by such Subscriber to comply with any covenant or agreement made by such Subscriber herein or therein; provided, however, that a Subscriber shall not be liable for any Loss that in the aggregate exceeds such Subscriber’s aggregate Purchase Price paid in the Offering.

(c)           The procedures set forth in Secton 9.5 shall apply to the indemnification set forth in this Secton 8.

9.1.          Piggy-Back Registration Rights.  The Company hereby grants the following registration rights to holders of the Securities.

(i)            As used herein, “Registrable Securities” means the Conversion Shares issued and/or issuable upon conversion of all of the Notes and the Warrant Shares issued and/or issuable upon exercise of all of the Warrants; provided, however, that Registrable Securities shall not include securities which (A) are registered for resale in an effective registration statement, (B) are included for registration in a pending registration statement, (C) have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act or (D) which may be immediately and perpetually resold under Rule 144 without volume limitations.

(ii)           If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, it will give at least ten (10) days’ prior written notice to the record holder of the Registrable Securities of its intention so to do.  Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holders of such Registrable Securities (the “Seller” or “Sellers”).  In the event that any registration pursuant to this Secton 9.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction; and provided, further, that any such reduction shall be made to all Sellers and others exercising similar piggy-back registration rights on a pro rata basis, in accordance with the number of shares requested to be included in such registration statement by such persons.  The Company may withdraw or delay or suffer a delay of any registration statement referred to in this Secton 9.1 without thereby incurring liability to any Seller.

9.2.          Registration Procedures. If and whenever the Company is required by the provisions of Secton 9.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)           Promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify the Sellers (by telecopier and by e-mail addresses provided by the Subscribers) on or before the second business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective;

(b)           furnish to each Seller, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Seller reasonably may request in order to facilitate the public sale or disposition of the Registrable Securities covered by such registration statement, or make such materials electronically available;

(c)           use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(d)           list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(e)           notify the Sellers within twenty-four (24) hours of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

(f)            provide to the Sellers copies of the Registration Statement and amendments thereto five (5) business days prior to the filing thereof with the Commission.

9.3.          Provision of Documents.  In connection with each registration described in this Secton 9, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as the Company may reasonably request.

9.4.          Expenses.  All expenses incurred by the Company in complying with Secton 9, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.”  The Company will pay all Registration Expenses in connection with any registration statement described in Secton 9.  Selling Expenses in connection with each such registration statement shall be borne by the Sellers and any other persons selling securities under such registration statement and shall be apportioned among such persons in proportion to the number of shares included in the registration statement for sale by such person relative to the aggregate number of shares included in such registration statement.

9.5.          Indemnification and Contribution.

(a)           In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Secton 9, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Secton 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Secton 9.5(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller in writing specifically for use in such registration statement or prospectus.

(b)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Secton 9, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Secton 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the greater of (a) the aggregate purchase price paid for the securities included in such registration statement on behalf of such Seller (including, the portion of the Purchase Price and, in the case of Warrant Shares, the aggregate exercise price paid to acquire such securities from the Company), and (b) the net proceeds actually received by the Seller from the sale of such securities pursuant to such registration statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party except to the extent that the indemnifying party is actually prejudiced by such delay or omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Secton 9.5(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Secton 9.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Secton 9.5 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Secton 9.5; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; and provided, further, that the liability of the Seller hereunder shall be limited to the greater of (a) the aggregate purchase price paid for the securities included in such registration statement on behalf of such Seller (including, the portion of the Purchase Price and, in the case of Warrant Shares, the aggregate exercise price paid to acquire such securities from the Company), and (b) the net proceeds actually received by the Seller from the sale of such securities pursuant to such registration statement.

10.           Common Shares.

(a)           Equal Treatment of Common Stock.  In connection with (i) any Fundamental Change (as defined in the Notes) with respect to the Company’s voting common shares (“Common Stock”) or the convertible Preferred Stock, (ii) any reclassification or other change of the Common Stock or the Preferred Stock into securities of any other class or classes, or (iii) any stock split, combination or dividend with respect to the Common Stock or the Preferred Stock (each of (i), (ii) and (iii), an “Equivalency Event”), the Company shall cause the converted Preferred Stock to be treated the same as the Common Stock.  Without limiting the foregoing, following any Equivalency Event whereby Common Stock is exchanged for any other securities (whether of the Company or of a different issuer), the securities exchanged for shares of converted Preferred Stock shall be of the same class and series (or classes and series), and shall have identical voting and other rights, as the securities exchanged for shares of Common Stock.

(b)           Exchange of Common Stock at Holders’ Option.  If, at any time, there be a number of authorized but unissued shares of Common Stock that are not reserved for other purposes in excess of the number of Warrant Shares and Conversion Shares issued and issuable upon exercise of all of the Warrants and conversion of all of the Notes (“Exchange Authorization Sufficiency”), then and thereafter the Company shall permit the holders of shares of converted Preferred Stock exchanged such shares for shares Common Stock on a one-to-one basis, and the Company shall promptly notify the holders of Warrant Shares, Conversion Shares, Warrants and Notes of (i) the existence of Exchange Authorization Sufficiency; and (ii) the right of holders of Class B Common Stock to exchange it for Class A Common Stock in accordance with this Section 10(b).

11.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be to the last known addresses of such persons as set forth in the books and records of the Company and: (i) if to the Company, to:  Route 1, Box 1090, facsimile: (xxx) xxx-xxxx, with a copy to:  [Company Counsel]

facsimile: (xxx) xxx-xxxx, and (ii) if to the Subscribers, to: the addresses and fax numbers indicated on Schedule I hereto.

(b)           Entire Agreement.  This Agreement and other Transaction Documents represent the entire agreement between the parties hereto with respect to the Offering and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d)           Governing Law; Forum.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and each Subscriber waives its right to trial by jury in any action with respect to this Agreement and the transactions contemplated hereby.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement and the transactions contemplated hereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it in accordance with Section 11(a) hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(f)            Damages.   In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)           Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company.

(h)           Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)            Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)            Consent.   As used in this Agreement and the Transaction Documents and any other agreement delivered in connection herewith, “consent of the Subscribers” or similar language means the consent of holders of not less than 70% of the outstanding principal amount of the Notes on the date consent is requested (such amount being a “Majority in Interest”).  A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(k)           Severability.  In the event that any provision of this Agreement or any other Transaction Document is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to the minimum extent required to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(l)            Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.

[SIGNATURE PAGE FOLLOWS IMMEDIATELY]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

SUBSCRIBER	Purchase Price and Note Principal	Shares underlying Warrants

$
(Name of Subscriber)

By:
Name:
Title:

Subscriber’s address and facsimile number
(Address must be Subscriber’s principal residence, if an individual, and principal business address, if an entity)

Facsimile:

ACCEPTED this        day of                    20    ,

with respect to                                Units.

ADVANCED MINERAL TECHNOLOGIES, INC.

By:
Name:
Title:

SCHEDULE I

SUBSCRIBER NAME AND ADDRESS (principal residence, if an individual, and principal business address, if an entity)	PURCHASE PRICE	NOTE PRINCIPAL	WARRANT SHARES
	$	$

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B	Form of Warrant

Exhibit C	Escrow Agreement

Exhibit D	Form of Security Agreement

Exhibit E	Omitted

Schedule I	List of Subscribers

Schedule 5(a)	Subsidiaries

Schedule 5(d)	Capitalization and Additional Issuances

Schedule 5(h)	Litigation

Schedule 5(k)	Defaults

Schedule 7(d)	Use of Proceeds

Schedule 7(h)	Liens

Schedule 10	Excepted Issuances